1 OLD REPUBLIC INTERNATIONAL CORPORATION SECURITIES TRADING POLICY (Effective December 11, 2025) I. Introduction Federal and state securities laws make it illegal for anyone to trade in, or “tip” others to trade in, a company’s securities while in possession of material nonpublic information (“MNPI”) relating to that company (such conduct is referred to as “insider trading”). The purpose of this Securities Trading Policy (this “Policy”) is to promote compliance with applicable securities laws and to provide the directors, officers, and employees of Old Republic International Corporation (“ORI,” and together with its subsidiaries, the “Company”) and its subsidiaries with procedures and guidelines with respect to transactions in the securities of the Company, including its common stock and other debt and equity securities (“Company Securities”), in order to preserve the reputation and integrity of the Company and certain persons associated with the Company. Engaging in insider trading or otherwise violating this Policy may result in civil and criminal penalties as well as Company-imposed disciplinary action, up to and including dismissal for cause. If securities transactions ever become the subject of legal or regulatory scrutiny, they will be evaluated by enforcement authorities or others after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction, individuals should carefully consider how the transaction and the information the individual possesses at the time of the transaction could be construed in the bright light of hindsight. This Policy supersedes any previous policy of the Company concerning transactions in Company Securities. In the event of any conflict or inconsistency between this Policy and any other materials previously distributed by the Company, this Policy shall govern. II. Applicability This Policy applies to all Directors, Executive Officers, officers, and employees of the Company, and any of their Related Persons (each as defined below). On a transaction specific basis, this Policy also applies to the Company’s agents, independent contractors, and those persons in a special relationship with the Company (e.g., its auditors, consultants, attorneys, or other advisors) who possess MNPI. Sections I through VI and XII apply to all persons subject to this Policy while Sections VII through XI apply only to Directors, Executive Officers, and certain other persons specified therein. This Policy continues to apply to transactions in Company Securities even after termination of service to, or association with, the Company for so long as the individual whose service or association has ended continues to be in possession of MNPI obtained in the course of employment by or association with the Company. This Policy also continues to apply to Directors and Executive Officers for a period of six (6) months following their termination of service regardless of whether they possess MNPI. III. Policy Overview – General Prohibition If a person subject to this Policy possesses MNPI relating to the Company, it is the Company’s policy that neither that person nor any of their Related Persons may transact in Company Securities (which includes, without limitation, buying and selling stock and certain option exercises), or engage in any other action to take advantage of, or share or “tip” to others, that information. This Policy also prohibits transacting in the securities of any other publicly-traded company while in possession of MNPI relating to that company that was obtained in the course of employment by or association with the Company.

2 IV. Personal Responsibility Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information obtained in the course of employment by or association with the Company and to not engage in transactions in securities that violate federal or state securities laws or this Policy. Each individual is responsible for their own compliance and the compliance of their Related Persons. While this Policy is designed to reduce the risk of a violation of federal and state securities laws occurring, ultimate responsibility lies with each individual and adherence to this Policy does not guarantee that no violation will occur or provide a “safe harbor” from violating securities laws. Any action on the part of the Company, ORI’s General Counsel, or other members of the Company’s legal staff with respect to this Policy does not in any way constitute legal advice or insulate any individual from liability under applicable securities laws. V. Definitions/Explanations A. Who is an “Insider?” For purposes of this Policy, any person who possesses MNPI is considered an “Insider” as to that information. Insiders can include the Company’s Directors, Executive Officers, officers, employees, agents, independent contractors, and those persons in a special relationship with the Company (e.g., its auditors, consultants, attorneys, or other advisors), and Designated Insiders (as defined below). The definition of Insider is transaction specific; that is, an individual is an Insider with respect to each item of MNPI of which they are aware. B. Who is a “Designated Insider”? For purposes of this Policy, a “Designated Insider” is (1) any employee or officer of the Company (other than an Executive Officer) who holds, receives, or expects to receive equity awards (e.g., options, restricted stock awards, restricted stock units, performance stock units, etc.) from the Company and (2) any other employee or officer of the Company (other than an Executive Officer) who has been informed by ORI’s General Counsel that they are a Designated Insider for purposes of this Policy or any ad hoc blackout period (as described in Section VIII of this Policy). C. What is “Material Nonpublic Information” or “MNPI”? MNPI is any information that (1) a reasonable investor would consider important in making a decision to purchase, sell, or hold a security or is likely to affect the market price of a security and (2) has not been disclosed to the general public in a manner that complies with applicable securities laws (e.g., in the Company’s public filings with the Securities and Exchange Commission (the “SEC”) or widely disseminated in a manner making it generally available to investors through such media as Dow Jones, Reuters Economic Services, The Wall Street Journal, Associated Press, or BusinessWire). The circulation of rumors, even if accurate, does not constitute information that is adequately available to the general public since the public does not know whether the rumor is accurate. The materiality of information depends upon the circumstances. Material information can be positive or negative, and can relate to virtually any aspect of the Company’s business or to any type of Company Security (i.e., debt or equity). Some examples of information that, depending on circumstances, may be considered “material” are: • Unpublished financial or operational results or projections, including quarterly or annual earnings information; • Pending or proposed joint ventures, mergers, acquisitions, dispositions, or other transactions;

3 • Significant changes in corporate objectives or structure; • Significant new lines of business, coverage, products, or personnel; • Significant sales of assets; • Planned stock repurchase programs or stock tender offerings; • Significant changes in dividend or stock repurchase policies; • Financial liquidity problems; • Significant litigation or regulatory action; and • Cybersecurity risks and incidents, including vulnerabilities and breaches, and the Company’s investigation of the underlying facts, ramifications, and materiality of a potentially material cybersecurity incident. The above list is only illustrative; many other types of information may be considered “material,” depending on the circumstances. The materiality of particular information is subject to reassessment on a regular basis. If an Insider is unsure whether particular nonpublic information is material, the Insider should presume that it is material and refrain from disclosing such information or trading until first consulting with ORI’s General Counsel. In addition, even after the Company has publicly announced material information, a reasonable period of time must elapse in order for the market to react to the information. For purposes of this Policy, information generally remains MNPI until two (2) full trading days after it has been publicly announced. For example, if an announcement is made before the commencement of trading on a Thursday, an Insider may trade in Company Securities starting on Monday of the following week because two (2) full trading days would have elapsed by then (all of Thursday and Friday). If an announcement is made after trading begins on a Thursday, Insiders generally may not trade in Company Securities until the following Tuesday (assuming Monday is a trading day). D. Who is a “Director”? For purposes of this Policy, a “Director” is a member of the Board of Directors of ORI. E. Who is an “Executive Officer?” For purposes of this Policy, an “Executive Officer” is any officer of the Company that is subject to the reporting requirements or liability provisions of Sections 16(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). F. Who is a “Related Person?” For purposes of this Policy, “Related Person” includes the spouse, domestic partner, minor children, and anyone else living in an Insider’s household; partnerships in which an Insider is a general partner; trusts of which an Insider is a trustee; estates of which an Insider is an executor; and any other legal entities controlled by an Insider. Although a person’s parent, sibling, or relative outside of their immediate family may not be considered a Related Person (unless living in the same household), a parent, sibling, or other relative, or any other person, may be a “tippee” for securities laws purposes, as discussed in Section VI.C of this Policy.

4 VI. Policies and Guidelines A. Non-disclosure of MNPI MNPI must not be disclosed to anyone, except persons within the Company or third-party agents of the Company (such as investment banking advisors, auditors, or outside legal counsel) whose positions bind them to strict confidentiality and require them to know it, until a reasonable period of time (generally two (2) trading days) has elapsed since such information has been publicly released by the Company. B. Prohibited Trading in Company Securities No person may trade, including by placing a purchase or sell order, or “tip” another person to trade, in Company Securities (including making initial elections, changes in elections or reallocation of funds relating to benefit and retirement plan accounts) when they have knowledge of MNPI concerning the Company until a reasonable period of time (generally two (2) trading days) has elapsed since such information has been publicly released by the Company. This prohibition also applies to selling any shares in connection with an option exercise, including the sale of shares of the Company’s common stock resulting from the exercise and the sale of shares of the Company’s common stock to cover the exercise price or tax obligations related to the exercise, such as in a broker-assisted cashless exercise. Loans, pledges, gifts, charitable donations, and other contributions of Company Securities are also subject to this Policy. See Section VII of this Policy for transactions in Company Securities that are prohibited for Directors, Executive Officers, and Designated Insiders regardless of whether they have knowledge of MNPI. Persons subject to this Policy are responsible for any trades placed by Related Persons and should make them aware of the need to confer with such person before they trade Company Securities. Persons subject to this Policy should treat any such trades as if the transactions were for their own accounts. C. “Tipping” Information to Others Insiders and their Related Persons are prohibited from sharing or “tipping” MNPI to any third party or recommending that any third party trade on the basis of MNPI. Insiders may be liable for communicating or “tipping” MNPI to any third party (a “tippee”), regardless of whether the tippee is a Related Person. Further, insider trading violations are not limited to trading or tipping by Insiders. Persons other than Insiders also can be liable for insider trading, including tippees who trade on MNPI tipped to them and individuals who trade on MNPI which has been misappropriated. Tippees inherit an Insider’s duties and are liable for trading on MNPI illegally tipped to them by an Insider. Similarly, just as Insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an Insider. Tippees can obtain MNPI by receiving explicit tips from others or from unintentional disclosure through, among other things, conversations at social, business, or other gatherings. D. Trading in Other Securities Insiders and their Related Persons are prohibited from trading, including by placing purchase or sell orders, or “tipping” another person to trade in the securities of any other publicly-traded company when they possess MNPI relating to that company that was obtained by such Insider in the course of their employment by or association with the Company. E. Certain Exceptions to Trading Prohibitions – Activities Not Considered “Trading” Except as otherwise noted, this Policy’s trading prohibitions (including the blackout periods set forth in Section VIII of this Policy) do not apply to the transactions listed below, except as specified therein.

5 • Cash Exercise and Net Settlement of Options. The exercise of options granted pursuant to the Company’s incentive compensation plans by paying the full exercise price and any related tax obligation in cash or by “net settlement” whereby the Company withholds shares of the Company’s common stock subject to an option to satisfy the exercise price and any related tax obligation (but note that this Policy’s trading prohibitions and blackout periods do apply to selling any shares of the Company’s common stock in connection with an option exercise, including the sale of shares of the Company’s common stock resulting from the exercise and the sale of shares of the Company’s common stock to cover the exercise price or tax obligations related to the exercise, such as in a broker-assisted cashless exercise, and that, regardless of whether any shares of the Company’s common stock are sold, Directors and Executive Officers must pre-clear all option exercises in accordance with Section IX of this Policy). • 401(k) Plan. Purchases of Company Securities in the Company’s 401(k) Plan resulting from the periodic contribution of money to the plan pursuant to a payroll deduction election (but note that this Policy’s trading prohibitions and blackout periods do apply to certain elections that may be made under the 401(k) Plan, including: (a) an election to increase or decrease the percentage of periodic contributions that will be allocated to the Company Securities fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company Securities fund; (c) an election to borrow money against a 401(k) Plan account if the loan will result in a liquidation of some or all of such person’s Company Securities fund balance; and (d) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund). • Employee Stock Purchase Plan. Purchases of Company Securities in a Company employee stock purchase plan resulting from the periodic contribution of money to the plan pursuant to an election made at time of enrollment in the plan or to purchases of Company Securities resulting from lump sum contributions to the plan made pursuant to an election made at the beginning of the applicable enrollment period to participate by lump sum payment (but note that this Policy’s trading prohibitions and blackout periods do apply to the election to participate in the plan for any enrollment period, and to sales of Company Securities purchased pursuant to the plan). • Dividend Reinvestment Plans. Purchases of Company Securities under any dividend reinvestment plan of the Company, or a dividend reinvestment plan sponsored by a broker-dealer that mirrors a Company-sponsored plan, resulting from the reinvestment of dividends paid on Company Securities (but note that this Policy’s trading prohibitions and blackout periods do apply to voluntary purchases of Company Securities resulting from additional contributions made to a dividend reinvestment plan and to the election to participate in a plan or increase the level of participation in a plan and Directors and Executive Officers must inform ORI’s General Counsel of their participation in any such plan and promptly report each acquisition of shares pursuant to such plan to ORI’s General Counsel in order to ensure compliance with Form 4 reporting obligations, as discussed in Section XI). • Broker Transfers. The transfer of Company Securities to a brokerage account if the securities continue to be held in the same name following such transfer, provided that Directors and Executive Officers are required to pre-clear such transfers in accordance with Section IX of this Policy. Notwithstanding the foregoing, as discussed in Section XI of this Policy, Directors and Executive Officers must comply with all applicable securities laws, some of which may apply to certain of the transactions described above. Directors and Executive Officers must inform ORI’s General Counsel of their participation in any of the activities described above and, in the case of option exercises and transfers to brokerage accounts, pre-clear such activities in accordance with Section IX of this Policy.

6 F. Transactions Pursuant to Rule 10b5-1 Plans This Policy’s trading prohibitions and blackout periods do not apply to transactions under a written plan, contract, instruction, or arrangement made in compliance with Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”), provided that such Rule 10b5-1 Plan has been reviewed and approved in advance by ORI’s General Counsel and meets the requirements set forth in Rule 10b5-1 (but note that this Policy’s blackout periods do apply to the adoption of a Rule 10b5-1 Plan by Directors, Executive Officers, and Designated Insiders and that transactions made by Directors and Executive Officers pursuant to Rule 10b5- 1 Plans are not exempt from Securities Laws Compliance as discussed in Section XI and must be promptly reported to the ORI General Counsel). Pre-planned trading arrangements that do not meet the requirements of Rule 10b5-1 are prohibited. VII. Additional Prohibited Transactions (Applicable to Directors, Executive Officers, and Designated Insiders) Directors, Executive Officers, and Designated Insiders are prohibited from engaging in speculative transactions in Company Securities, hedging the economic risk of their ownership of Company Securities, and certain other transactions in Company Securities that may lead to inadvertent violations of insider trading laws or create a conflict of interest. Specifically, the following transactions with respect to Company Securities are prohibited: • Short sales; • Buying or selling options in Company Securities, including in put or call options, or any other derivatives or similar instruments in Company Securities (e.g., forwards, warrants, collars, swaps, etc.); • Holding Company Securities in margin accounts and/or pledging Company Securities as collateral for loans or other obligations; and • Hedging transactions. VIII. Trading Windows and Blackout Periods (Applicable to Directors, Executive Officers, and Designated Insiders) In addition to being subject to all other limitations in this Policy, Directors, Executive Officers, and Designated Insiders may only transact in Company Securities (including selling shares of the Company’s common stock in connection with an option exercise) during “open trading windows.” Open trading windows occur when the Company is not in a “blackout period,” and blackout periods occur as follows: • Quarterly Blackout Periods. Trading in Company Securities is prohibited from before the market opens on the date that is fifteen (15) days prior to the end of each fiscal quarter (i.e., March 16, June 15, September 15, and December 16) until market close on the second full day of trading following the release of the Company’s quarterly earnings. • Ad Hoc Blackout Periods. From time to time, other types of material information regarding the Company may not be publicly disclosed, and ORI’s General Counsel may issue an ad hoc blackout period during which Directors, Executive Officers, and other persons with knowledge of such MNPI are prohibited from trading in Company Securities until a reasonable period of time (generally two (2) trading days) has elapsed since such information has been publicly released by the Company. Ad hoc blackouts that impact only Directors and Executive Officers may not be announced, but pre- clearance (as discussed in Section IX of this Policy) will not be granted during an ad hoc blackout period. If an ad hoc blackout period is announced, the announcement generally will not disclose the reason for the ad hoc blackout. The affected persons must keep the existence of any ad hoc blackout period confidential.

7 Even during open trading windows, at no time may any Insider transact in Company Securities (including selling shares of the Company’s common stock in connection with an option exercise) if the Insider is aware of MNPI. Additionally, even during open trading windows, Directors and Executive Officers must pre-clear all transactions in Company Securities in accordance with Section IX of this Policy. Designated Insiders who have been informed by ORI’s General Counsel that they must comply with Section IX of this Policy also must pre-clear all transactions in Company Securities in accordance with Section IX. IX. Pre-Clearance (Applicable to Directors, Executive Officers, and Certain Designated Insiders) At all times, regardless of whether the Company is in a “blackout period” or an “open trading window,” each Director and Executive Officer must obtain pre-clearance from ORI’s General Counsel, or such General Counsel’s delegate, before such person or one of their Related Persons engages in any transaction in Company Securities. Designated Insiders who are informed by ORI’s General Counsel that they are subject to this Section IX also must obtain pre-clearance from ORI’s General Counsel, or such General Counsel’s delegate, before such person or one of their Related Persons engages in any transaction in Company Securities. Requests for pre-clearance should be submitted to ORI’s General Counsel (or delegate) at least three (3) business days in advance of the proposed transaction, or a shorter period as may be acceptable to ORI’s General Counsel. Any pre-clearance received from ORI’s General Counsel (or delegate) to engage in a proposed transaction is effective until the first to occur of (i) market close on the second trading day following the pre-clearance date, (ii) the beginning of any blackout period, or (iii) the time at which such person comes into possession of MNPI. If anyone subject to these procedures comes into possession of MNPI at any time before or after obtaining pre-clearance, they should immediately cancel any pending transactions in Company Securities and refrain from engaging in any transactions in Company Securities. Pre-clearance will be granted or denied based solely on the restraints imposed by this Policy and will not constitute investment advice regarding the advisability of any transaction or ensure compliance with securities laws. If pre-clearance is denied, the fact of such denial must be kept confidential by the person requesting such pre-clearance. X. Purchases of Securities by Directors, Executive Officers, other Affiliated Purchasers, and the Company during Company Share Repurchase Programs From time to time, the Company may engage in share repurchase programs. The Company will conduct its share repurchase programs in a manner that is intended to comply with Exchange Act Rule 10b-18, which provides the Company with a non-exclusive safe harbor from liability under certain market manipulation rules. In order to preserve the Company’s reliance on Rule 10b-18, at any time that a share repurchase program is in effect, Directors, Executive Officers, and other “affiliated purchasers” (as defined in Rule 10b- 18), including Company benefit plans, will be restricted from purchasing shares of the Company’s common stock on any day that the share repurchase program purchases shares of the Company’s common stock. In order to facilitate purchases by Directors, Executive Officers, and other affiliated purchasers during share repurchase programs, the Company may prohibit the share repurchase program from making purchases on certain days (for example, the Company may elect to reserve the first trading day of each month as a day when Directors, Executive Officers, and other affiliated purchasers may purchase shares of the Company’s common stock while the share repurchase program is prohibited from making purchases). As it relates to the Company, the Company will not engage in transactions in Company Securities while in possession of MNPI, except for transactions under a Rule 10b5-1 Plan that meets the requirements set forth in Rule 10b5-1 under the Exchange Act. XI. Securities Law Compliance (applicable to Directors and Executive Officers) Directors and Executive Officers must comply with all applicable securities laws related to their trading in Company Securities, including Form 3, 4, and 5 reporting under Section 16(a) of the Exchange Act, “short-

8 swing” liability under Section 16(b) of the Exchange Act, and restrictions on the sale of the Company’s common stock (including sales from a 401(k) Plan account) and Form 144 filing requirements under Rule 144 under the Securities Act of 1933, as amended. Additional information about these requirements can be obtained from ORI’s General Counsel. Directors and Executive Officers are also encouraged to discuss these requirements with their own legal advisors, financial advisors, and brokers. XII. Policy Interpretations and Amendments ORI’s General Counsel and ORI’s Chief Executive Officer in consultation with the General Counsel are the only persons authorized to interpret this Policy. Any such interpretation must be consistent with the general purpose of this Policy.